UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 10, 2011

Petroleum Development Corporation
(Doing Business as PDC Energy)
 (Exact name of registrant as specified in its charter)

Nevada	0-7246	95-2636730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1775 Sherman Street, Suite 3000 Denver, CO	80203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  303-860-5800

Not Applicable
(Former name or former address, if changed since last report)

[
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2011, Richard W. McCullough resigned from his position as Chief Executive Officer and Chairman of the Board of Directors of Petroleum Development Corporation (dba PDC Energy) (the “Company”), effective immediately (the “Termination Date”). In connection with his resignation, Mr. McCullough will receive those benefits set forth under Section 7(d) of his Employment Agreement, dated as of April 19, 2010, subject to the terms and conditions set forth in his Employment Agreement, including the execution of a general release described in his Employment Agreement: (i) separation compensation in the amount of Four Million One Hundred Twenty-Five Thousand Dollars ($4,125,000), less required withholdings; (ii) any accrued and unpaid compensation for periods on or prior to the Termination Date; (iii) expense reimbursement for periods on or prior to the Termination Date; (iv) his vested account balance under the Company's qualified retirement plan; (v) his annual nonqualified deferred supplemental retirement benefit equal to $30,000 for each of the years 2012 through 2021, less required withholdings; (vi) continued COBRA coverage; (vii) immediate vesting of any unvested Company stock options, stock appreciation rights and restricted stock; and (viii) shares representing the vested portion of his 2008 and 2009 performance share awards, as determined by the Compensation Committee of the Board of Directors. In addition, the Employment Agreement includes one year non-compete and non solicitation provisions and standard confidentiality and nondisparagement provisions.  The Company expects to enter into a separate severance agreement with Mr. McCullough to document these terms.

              On June 10, 2011, James M. Trimble, 63, was appointed Chief Executive Officer and President of the Company, effective immediately. Mr. Trimble began serving on the Company’s Board of Directors in 2009 and now serves as Chairman of the Executive Committee and serves on the Planning and Finance Committee. Mr. Trimble retired in November 2010 as Managing Director of Grand Gulf Energy, Limited (ASX: GGE), a public company traded on the Australian Securities Exchange, a position he had held since August 2005.  He remains a member of the board of Directors of Grand Gulf Energy, Limited.  In January 2005, Mr. Trimble founded and served until November 2010 as President and Chief Executive Officer of the U.S. subsidiary Grand Gulf Energy Company LLC, an exploration and development company focused primarily on drilling in mature basins in Texas, Louisiana and Oklahoma.  From 2000 through 2004, Mr. Trimble was Chief Executive Officer of Elysium Energy and then Tex-Cal Energy LLC, both of which were privately held oil and gas companies that he managed through troubled workout solutions.  Prior to this, he served as Senior Vice President of Exploration and Production for Cabot Oil and Gas (NYSE: COG).  Mr. Trimble was hired in July 2002 as CEO of TexCal (formerly Tri-Union Development) to manage a distressed oil and gas company through bankruptcy. That company filed for Chapter 11 reorganization within 45 days after the date that Mr. Trimble accepted such employment.  Mr. Trimble successfully managed the company through its exit from bankruptcy in 2004.  From November 2002 until May 2006, he also served as a director of Blue Dolphin Energy, an independent oil & gas company with operations in the Gulf of Mexico.

             As Chief Executive Officer and President of the Company, Mr. Trimble will receive an annual base salary of $625,000 per year, and an opportunity to earn an annual performance bonus each year of the term of his employment based on criteria established by the Compensation Committee, which for the upcoming year was established at 100% of his base salary as the target.  He also received a restricted stock award with an aggregate dollar value of Two Million Dollars ($2,000,000), or 58,122 shares of common stock (the number of shares underlying such award being determined by dividing the aggregate dollar value of the award by the average closing market price of the Company's common stock for the fifteen (15) days preceding the grant date, the formula typically used by the Company to value equity awards), which award will vest pro-rata on each anniversary date of the grant date over a three-year period; provided, however, that in the event Mr. Trimble resigns from the Company after the conclusion of the Term (including in his capacity as a member of the Board of Directors), the unvested portion of the restricted stock award shall immediately vest. The Company is authorized to enter into an Employment Agreement with Mr. Trimble on the terms set forth above. It is expected that the Employment Agreement will include one year non-compete and non-solicitation provisions and that Mr. Trimble will receive certain payments related to relocation and travel expenses. Mr. Trimble will not be participating in the nonqualified deferred supplemental retirement benefit received by the Company’s two prior Chief Executive Officers.

In connection with the events described above, on June 10, 2011, Jeffrey C. Swoveland was appointed to the position of Non-Executive Chairman of the Board of Directors. In his capacity as the Chairman of the Board of Directors, Mr. Swoveland shall receive, in addition to any retainer and/or other fees he currently receives for his service on the Board of Directors, an annual Chairman retainer in the amount of $100,000. Mr. Swoveland has served on the Company’s Board of Directors since 1991 and previously served as the Company’s Presiding Independent Director, for which he received a retainer of $27,500. The Presiding Independent Director position has been eliminated. Mr. Swoveland now serves on the Audit Committee, the Planning and Finance Committee, the Compensation Committee and the Executive Committee.

In connection with the appointment of Mr. Trimble as Chief Executive Officer and President of the Company, and as part of the Company’s ongoing effort to engender sound corporate governance best practices, the Company separated the Chief Executive Officer and Chairman positions. Separating these positions allows Mr. Trimble to focus on developing and implementing the Company’s business plans and supervising the Company’s day-to-day business operations, and allows Mr. Swoveland to lead the Board of Directors in its oversight and advisory roles. Due to the many responsibilities of the Board of Directors and the significant time and effort required by each of the Chairman and the Chief Executive Officer to perform their respective duties, the Company believes that having separate persons in these roles enhances the ability of each to discharge those duties effectively. Given the transition in leadership, the Board of Directors determined for the foregoing reasons that separating these positions and implementing this leadership structure is appropriate and in the best interests of the Company’s stockholders.  The Company will continue to evaluate whether this leadership structure best serves the Company and its stockholders at the time of the Chairman's election, annually or as circumstances warrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 16, 2011

                                                                                PETROLEUM DEVELOPMENT CORPORATION

By:/s/ Daniel W. Amidon

Daniel W. Amidon General Counsel and Secretary